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Solana ETF race heats up as 21Shares joins Fidelity, Bitwise and others in launching SOL fund

By Sarah Wynn

MARKETS • NOVEMBER 19, 2025, 10:20AM EST

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- 21Shares debuted its Solana ETF, with the ticker symbol TSOL on the Chicago Board Options Exchange, or CBOE.
- Since the onset of the Trump administration, which has been viewed as friendly toward cryptocurrency, firms have sought to bring several crypto ETFs to market.

Canary Marinade Solana ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/solc/.

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Exchange-traded fund investing firm 21Shares is next up to the plate in launching its ETF tracking Solana SOL -7.35% .

On Wednesday morning, the firm debuted the 21Shares Solana ETF, with the ticker symbol TSOL on the Chicago Board Options Exchange, or CBOE.

"It's undeniable that crypto is here to stay and we believe it will play a massive role in the future of the financial system. It's encouraging to see regulatory frameworks shift to allow investors around the world and in the U.S. to gain transparent exposure to the crypto asset class," said Federico Brokate, global head of business development at 21shares, in a statement.

Over the last few weeks, other firms, including Fidelity, Bitwise, Canary Capital, and Grayscale, have launched SOL ETFs. Bitwise led the group with $23 million in inflows on Tuesday, according to data from Farside Investors.

Since the onset of the Trump administration, which has been viewed as friendly toward crypto, firms have looked to get a number of crypto ETFs to the market. So far, ETFs tracking Litecoin, HBAR, and SOL have launched, and one tracking Dogecoin could debut as soon as next week.

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Canary Marinade Solana ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/solc/.

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"We believe we are still at the beginning of the adoption curve and expect interest in crypto to continue to accelerate over the coming months and years as traditional financial players continue to gain understanding and acceptance that blockchain technology may underpin capital markets and shepherd us into the future of finance," Brokate said.

The ETFs are also launching as the crypto markets are experiencing a slump following a long government shutdown and uncertainty over the Federal Reserve's interest rate decision expected in December.

Bloomberg ETF analyst Eric Balchunas said Solana ETFs' assets under management have been positive.

"... the Solana ETFs have now taken in $2b as a group- with inflows basically every day, not bad considering the 'extreme fear' rn," Balchunas said on Wednesday in a post on X.

TOKENS AND ETFS MENTIONED IN THIS ARTICLE

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Sarah Wynn

Sarah is a reporter at The Block covering policy, regulation and legal happenings. Before, Sarah was a reporter with CQ Legal writing about securities regulation, which is where she first started reporting on crypto. Sarah has also written for The Bond Buyer and American Banker, among other finance-related...

SEE MORE →

CT ON

Canary Marinade Solana ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/solc/.

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Fidelity and Canary Capital roll out spot solana ETFs, joining Bitwise, Grayscale, and VanEck

The price of solana is trading around $140, more than 50%


$1T

Yaël Bizouati-Kennedy 11/18/25

Painvember is real — the crypto market has lost more than $1 trillion in overall market cap since early October and now sits at $3.2 trillion, down from $4.3 trillion on October 6, when bitcoin BTC [illegible] hit its all-time high.

Canary Marinade Solana ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/solc/.

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Bitcoin dipped below $90,000 for the first time since April late Monday night. The asset is roughly flat from one year ago, shortly after the US presidential election.

"The longer bitcoin stays under $100k, the more the sense of imminent doom intensifies. But amid all this panic, there are reasons to be optimistic. We've seen BTC ETF ownership jump from 20% to 28% this year, institutional demand remains high, and the biggest Bitcoin whale — Michael Saylor — has just scooped up more BTC," Nic Puckrin, cofounder of Coin Bureau, told Sherwood News.

- The Bitcoin Fear and Greed Index is now at 11, reflecting "extreme fear."
- Bitcoin ETFs saw $254.51 million in outflows on Monday, bringing total outflows to $2.59 billion in November. BlackRock's iShares Bitcoin Trust IBIT $50.95 (-3.25%), the most successful bitcoin ETF, saw a whopping $1.26 billion exit its fund so far this month.
- Meanwhile, ethereum ETH $2,942.07 (-3.44%) ETFs suffered $182.8 million in outflows — $1.42 billion so far this month, according to SoSoValue.
- Crypto liquidations reached $801 million in the past 24 hours, Coinglass data shows. Bitcoin suffered $433 million in liquidations, with the bulk of them — $390.89 million — in long positions.

"Bitcoin and crypto are trading much more like classic risk assets right now. Everything is moving with broader risk sentiment and growing anxiety around credit," Greg Magadini, director of derivatives at Amberdata, told Sherwood.

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New Wave of Solana ETFs Hits the Markets as Fidelity, Canary, and VanEck Roll Out

Several Solana ETFs are launching across U.S. exchanges this week as asset managers test demand for products tied to altcoins and staking.

By [illegible]
Edited by [illegible]

Nov 19, 2025



In brief

- VanEck, Canary Funds, and Fidelity are launching a series of Solana ETFs across a three-day window.
- Issuers are also filing products tied to Canton Coin and XRP, signaling broader interest beyond Bitcoin.
- Analysts told Decrypt early flows may serve as an indicator of broader risk appetite for altcoins and staking-linked products.

A slate of new Solana-linked ETFs are landing on U.S. exchanges this week, led by Fidelity's FSOL and Canary Capital's staking-enabled SOLC, as issuers move to capture flows into chain-specific strategies and broaden the market beyond Bitcoin-focused products.

VanEck's VSOL was the first to launch on Monday, debuting on exchanges with zero fees. Canary Capital, working with Marinade Finance, followed with the SOLC ETF rolling out Tuesday to add on-chain staking within a commodity-trust structure.

Fidelity's FSOL followed hot on its heels with a 0.25% annual fee, making it the first Solana product from a large traditional asset manager.

Canary Marinade Solana ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/solc/.

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Fidelity, one of the world's biggest asset managers, has joined others in launching a Solana exchange-traded fund, which includes a staking feature.

Fidelity debuted the Fidelity SOL Fund, with the ticker symbol FSOL on Tuesday, a spokesperson said. This comes after the asset manager filed a Form 8-A on Monday with the U.S. Securities and Exchange Commission, essentially preparing it for the fund to launch.

"The addition of staking in our Solana fund is a monumental win for the industry—and investors—as it's a critical part of the ecosystem to help secure the network, and a yield generating opportunity for investors," said Matt Horne, head of digital asset Strategists at Fidelity Investments, in a statement.

Fidelity is now the fourth firm to debut its SOL ETF, and it is the firm's first to include a staking feature. Bitwise first launched its SOL ETF in late October, with Grayscale following close behind. Grayscale's fund also has a staking component. Canary Capital is also expected to launch its Solana ETF (SOLC) on Tuesday.

"Easily the biggest asset manager in this category with BlackRock sitting out," Bloomberg ETF analyst Eric Balchunas noted on X. "Game on."

A Fidelity spokesperson stated that the firm would waive investment and staking fees until May 18, 2026. Thereafter, the fund will have an expense ratio of 25 bps and a staking fee of 15%.

Fidelity has previously launched a bitcoin ETF and an Ethereum ETF. On Monday, VanEck introduced its Solana ETF and is now trading on Nasdaq.

"Welcome to the future. Still surprised BlackRock sitting this one out," said NovaDius Wealth Management CEO Nate Geraci. BlackRock's iShares unit currently manages the largest BTC and ETH ETFs by AUM.

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Fidelity Introduces FSOL ETF, Bringing Major Wall Street Name to Solana Funds

The firm's staking-enabled Solana fund debuts as inflows into early SOL products accelerate.

By Helene Braun | Edited by Sheldon Reback

Updated Nov 17, 2025, 7:22 p.m. Published Nov 17, 2025, 7:21 p.m.


CoinDesk

(Midjourney/Modified by CoinDesk)

Canary Marinade Solana ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/solc/.

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What to know:

- Fidelity is introducing the Fidelity Solana Fund (FSOL), adding a first staking-enabled crypto product to its lineup of exchange-traded funds.
- The move brings one of the largest asset managers into the small but growing Solana ETF market, which has only three spot products trading in the U.S.
- The launch lands as Canary Capital and VanEck roll out their own Solana ETFs and after Bitwise's BSOL fund attracted $450 million in inflows since its debut.

EMBARGO 9:30am ET

Fidelity is entering the Solana SOL ▾ $131.16 exchange-traded fund (ETF) market with the Fidelity Solana Fund (FSOL), the firm's third crypto exchange-traded product and its first to include a staking feature.

FSOL, which starts trading Tuesday on NYSE Arca, brings one of the largest asset managers to a still-young corner of the Solana ETF market. Until now, only three spot Solana funds are trading in the U.S. Fidelity's arrival raises the profile of the sector and gives investors a familiar name as they look for ways to track SOL without holding tokens directly.

The timing sets up a crowded day, with Canary Capital is also introducing a spot Solana ETF. The new products expand the field just as interest in Solana investment products is climbing. VanEck entered the market on Monday with its own Solana ETF.

The competitive backdrop has been shaped by a pair of early movers. Bitwise and Grayscale debuted the first Solana funds this year, and Bitwise's product, BSOL, has emerged as an early standout. BSOL has taken in $450 million since it started at the end of October, making it one of the strongest ETF debuts of 2025. The inflows hint at growing demand from investors who want simple, regulated access to the Solana ecosystem.

Fidelity has been building toward this moment for a decade. The firm began exploring digital assets in 2014 and now runs trading, custody, research and investment services that mirror the support it offers for stocks and bonds. Its lineup

includes spot bitcoin and ether funds, as well as a tokenized share class for a Treasury fund and its blockchain-based interest token.

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Fidelity Solana ETF (FSOL) and Canary Marinade's SOLC Launch Today


Fidelity
INVESTMENTS
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CoinGape

HIGHLIGHTS

- Fidelity Solana ETF (FSOL) to launch on Tuesday, confirms Bloomberg ETF analysts
- Bloomberg ETF analyst James Seyffart reveals Canary Marinade Solana ETF also launches today
- SOL price rebounds more than 3% after dropping 5% over the last 24 hours.

Bloomberg ETF analysts confirm Fidelity Solana ETF (FSOL) and Canary Marinade Solana ETF (SOLC) to launch on Tuesday. With the launch, the crypto industry will have five spot Solana ETFs to trade, but SOL price keeps dipping despite inflows in SOL exchange-traded funds.

Fidelity Solana ETF (FSOL) Waives Fees for 6 Months

According to an SEC filing on November 18, Fidelity Solana ETF has waived 0.25% for a period of six months. In addition, the issuer will also bear the staking fee on all staking rewards generated from the first $1 billion assets.

The ETF becomes auto-effective with an 8-A filing and gains approval from NYSE Arca to list shares under the ticker symbol FSOL, according to US SEC filings.

Bloomberg's senior ETF analyst Eric Balchunas said the Fidelity Solana ETF is

Canary Marinade Solana ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/solc/.

slated to launch on November 18. The trust has set a management fee of 0.25%.

"Easily the biggest asset manager in this category with BlackRock sitting out," he added. BlackRock has denied interest in launching any ETF beyond Bitcoin and Ethereum ETFs currently. Bloomberg analyst Balchunas quoted the launch amid continuous inflows as "Game on" as Bitwise's BSOL has almost $450 million in assets under management.

ETF Prime host Nate Geraci revealed that the world's third-largest asset manager Fidelity now has both direct SOL access and spot ETFs.


Nate Geraci
Fidelity recently rolled out "direct" spot solana trading...
Tomorrow they'll launch spot sol ETF.
So both direct sol access & spot ETFs.
World's "third" largest asset manager.
Welcome to the future.
Still surprised BlackRock sitting this one out.
Fidelity® Solana Fund
our destination for
ading crypto

Canary Marinade Solana ETF (SOLC) Launches Today

In addition to the Fidelity Solana ETF, the Canary Marinade Solana ETF also gains approval from the Nasdaq to list shares under the ticker symbol SOLC, as per a CERT filing with the US SEC.

Bloomberg ETF analyst James Seyffart claims that Canary Capital, in partnership with Marinade Finance, to launch the SOLC on Tuesday. Marinade is the SOL staking partner. It has a management fee of 0.50%, with no waiver announced yet.

SOL Price Rebounds

SOL price has tumbled by more than 10% in a week despite continued inflows into Solana ETFs. With nearly $400 million in total inflows in Solana ETFs, VanEck Solana ETF (VSOL) launched on Monday to join others.

Solana tumbled 9% today, with the price currently trading at $134.39. The 24-hour low and high are $129.02 and $142.47, respectively.

However, it recorded more than 3% rebound from the 24-hour low. Trading

Canary Marinade Solana ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/solc/.

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Fidelity Solana ETF (FSOL) and Canary Marinade's SOLC Launch Today

Fidelity Solana ETF (FSOL) and Canary Marinade Solana ETF (SOLC) confirmed listing and trading of...

Vanessa Singh
Mon, November 17, 2025 at 11:15 PM EST · 3 min read

In this article:

SOL-USD


Fidelity
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ETF
CoinGape

[illegible]

- Fidelity Solana ETF (FSOL) to launch on Tuesday, confirms Bloomberg ETF analysts.

Canary Marinade Solana ETF (SOLC) Launches Today

In addition to the Fidelity Solana ETF, the Canary Marinade Solana ETF also gains approval from the Nasdaq to list shares under the ticker symbol SOLC, as per a CERT filing with the US SEC.

Bloomberg ETF analyst James Seyffart claims that Canary Capital, in partnership with Marinade Finance, to launch the SOLC on Tuesday. Marinade is the SOL staking partner. It has a

- Bloomberg ETF analyst James Seyffart reveals Canary Marinade Solana ETF also launches today.
- SOL price rebounds more than 3% after dropping 9% over the last 24 hours.

Bloomberg ETF analysts confirm Fidelity Solana ETF (FSOL) and Canary Marinade Solana ETF (SOLC) to launch on Tuesday. With the launch, the crypto industry will have five spot Solana ETFs to trade, but SOL price keeps dipping despite inflows in SOL exchange-traded funds.

Fidelity Solana ETF (FSOL) Waives Fees for 6 Months

According to an SEC filing on November 18, Fidelity Solana ETF has waived 0.25% for a period of six months. In addition, the issuer will also bear the staking fee on all staking rewards generated from the first $1 billion assets.

The ETF becomes auto-effective with an 8-A filing and gains approval from NYSE Arca to list shares under the ticker symbol FSOL, according to US SEC filings.

Bloomberg's senior ETF analyst Eric Balchunas said the Fidelity Solana ETF is slated to launch on November 18. The trust has set a management fee of 0.25%.

"Easily the biggest asset manager in this category with BlackRock sitting out," he added. BlackRock has denied interest in launching any ETF beyond Bitcoin and Ethereum ETFs currently. Bloomberg analyst Balchunas quoted the launch amid continuous inflows as "Game on" as Bitwise's BSOL has almost $450 million in assets under management.

ETF Prime host Nate Geraci revealed that the world's third-largest asset manager Fidelity now has both direct SOL access and spot ETFs.

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Sherwood



Fidelity and Canary Capital roll out spot solana ETFs, joining Bitwise, Grayscale, and VanEck

The price of solana is trading around $140, more than 50% away from its all-time high set in January.

Sage D. Young 11/18/25 11:53AM

The solana spot ETF colosseum continues to grow as competition heats up. Fidelity's FSOL and Canary Capital's SOLC began trading on Tuesday, with both funds also staking their token holdings to secure the solana blockchain.

Fidelity is now "the biggest asset manager in this category with BlackRock sitting out," per Bloomberg analyst Eric Balchunas.

The news coincides with a price increase for solana [SOL [illegible]], with the token rising over 4% in the last 24 hours. That said, the cryptocurrency remains down over 26% in the last 30 days to trade around $140, a far cry from its all-time high of $293 set in January.

The nascent solana spot ETFs follow financial heavyweight VanEck debuting its solana ETF on Monday and Bitwise and Grayscale's funds, which launched in late October. Notably, Bitwise and Grayscale's funds have only recorded daily inflows since inception.

"We are super excited to see the proliferation of ETFs on solana. This gives traditional markets investors additional avenues to access SOL exposure and ultimately serves to increasingly legitimize the solana ecosystem," Parker White, the COO and CIO of solana treasury firm DeFi Development Corp. [DFDV [illegible]], said.

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White told Sherwood News that Fidelity's newly launched ETF is a "strong vote of confidence" in solana. "There are a number of fixed costs that go into launching an ETF, so Fidelity is clearly bullish on the solana ecosystem to be willing to make that investment."

MORE CRYPTO

$1T

11/18/25

Painvember is real — the crypto market has lost more than $1 trillion in overall market cap since early October and now sits at $3.2 trillion, down from $4.3 trillion on October 6, when bitcoin [illegible] hit its all-time high.

Bitcoin dipped below $90,000 for the first time since April late Monday night. The asset is roughly flat from one year ago, shortly after the US presidential election.

"The longer bitcoin stays under $100k, the more the sense of imminent doom intensifies. But amid all this panic, there are reasons to be optimistic. We've seen BTC ETF ownership jump from 20% to 28% this year, institutional demand remains high, and the biggest Bitcoin whale — Michael Saylor — has just scooped up more BTC," Nic Puckrin, cofounder of Coin Bureau, told Sherwood News.

- The Bitcoin Fear and Greed Index is now at 11, reflecting "extreme fear."
- Bitcoin ETFs saw $254.51 million in outflows on Monday, bringing total outflows to $2.59 billion in November. BlackRock's iShares Bitcoin Trust [illegible], the most successful bitcoin ETF, saw a whopping $1.26 billion exit its fund so far this month.
- Meanwhile, ethereum [illegible] ETFs suffered $182.8 million in outflows — $1.42 billion so far this month, according to SoSoValue.
- Crypto liquidations reached $801 million in the past 24 hours, Coinglass data shows. Bitcoin suffered $433 million in liquidations, with the bulk of them — $390.89 million — in long positions.

"Bitcoin and crypto are trading much more like classic risk assets right now. Everything is moving with broader risk sentiment and growing anxiety around credit," Greg Magadini, director of derivatives at Amberdata, told Sherwood

Saga D. Young

11/17/25

Ethereum ETFs in US on track for highest monthly outflow, while nascent solana ETFs only have inflows

Despite the outflows for ethereum and inflows for solana, both cryptocurrencies are down in November.

Canary Marinade Solana ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/solc/.

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HOME / EDUCATION / CRYPTO / INVESTING /
HOW TO INVEST IN THE NEW SOLANA ETFS: SOLC (CANARY CAPITAL) AND FSOL (FIDELITY)

INVESTING

How to Invest in the New Solana ETFs: SOLC (Canary Capital) and FSOL (Fidelity)



Learn how to invest in the new Solana ETFs SOLC and FSOL. This complete 2025 gui
fees, staking rewards, brokers, taxes, and key differences. | Credit: CCN

Yes

No

CONTINUE

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Canary Marinade Solana ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/solc/.

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buying a stock.

Why Solana ETFs Are a Big Deal

- They reduce barriers to crypto investing
- They allow institutional money to enter the Solana market
- They add regulatory clarity and investor protection
- They bring staking rewards (depending on the fund) into a traditional financial wrapper

With the launch of SOLC and FSOL, Investors finally have regulated, accessible methods to gain exposure to Solana through the stock market.

Overview of the Two New Solana ETFs (SOLC and FSOL)

SOLC – Canary Marinade Solana ETF

The SOLC ETF from Canary Capital provides spot exposure to Solana and integrates staking rewards through a partnership with Mar— one of the largest Solana staking protocols.

[redacted]

KEY TAKEAWAYS

- SOLC and FSOL offer exposure to Solana through traditional brokerage accounts, eliminating the need for wallets, exchanges, or private keys.
- Each ETF incorporates Solana staking, allowing shareholders to receive staking-linked rewards through a regulated investment structure.
- SOLC applies an estimated 0.50% management fee plus staking-related deductions, while FSOL uses a fee-waiver period followed by a 0.25% fee and a staking reward fee.
- Investors may encounter different access rules, tax classifications, and reporting requirements depending on their country and brokerage platform.

The launch of new Solana (SOL) exchange-traded funds (ETFs) has created significant excitement across both the crypto and traditional finance worlds. Two of the most recent releases, SOLC by Canary Capital and FSOL by Fidelity Investments, offer investors an easier way to gain exposure to Solana without needing to directly buy, store, or manage cryptocurrency.

In this guide, you'll learn exactly how to invest in these new Solana ETFs, what makes each fund unique, and what beginners should know l

What Are Solana ETFs and Why Are They Ir

Canary Marinade Solana ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/solc/.

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How to Buy Solana ETFs SOLC and FSOL Through Your Brokerage Account

This section offers a detailed, SEO-optimized explanation for beginners: how to buy Solana ETFs such as SOLC and FSOL.

1. Make Sure the ETFs Are Available on Your Broker

CONTINUE

[redacted]

Brokerages likely to list these Solana ETFs:

United States:

- Fidelity
- Charles Schwab
- Robinhood
- E*TRADE
- TD Ameritrade

United Kingdom and Europe:

- Interactive Brokers
- Trading 212
- eToro
- IG
- Saxo Bank

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4. Choose How Much You Want to Invest

Decide whether you want to buy:

- Full shares
- Fractional shares (depending on broker)
- A fixed amount (e.g., $50 / £50)
- A recurring investment (e.g., weekly or monthly)

Because crypto-based assets can be volatile, beginners often start small.

5. Choose Your Order Type

Most brokerages offer different order types:

- **Market order:** Executes instantly at the current market price. Ideal for beginners or anyone who wants quick, immediate entry.
- **Limit order:** Executes only when the ETF reaches a specific price you set. Ideal for conservative investors and those who want precise price control.
- **Stop-loss / take-profit order:** Automatically buys or sells when your preset price is hit. Ideal for managing volatility and protecting your investment.

6. Confirm the Purchase and Monitor Your Investment

Once the order fills, you officially own shares of the ETF.

From here, monitor:

- NAV (net asset value) vs market price
- Solana (SOL) price movements
- Fund performance
- Staking yield updates
- Fee structure changes

Features	SOLC (Canary Capital)	FSOL (Fidelity Im[illegible]
Ticker	SOLC	FS[illegible]
Issuer	Canary Capital	Fi[illegible]

CONTINUE

Staking mechanism	Uses Marinade Finance for staking via its network	Will stake up to 100% of SOL holdings via custodians and validators
Fee structure	Management fee 0.50% per year (approx) + staking-related deductions	Fee waiver initially; afterwards 0.25% per year + 15% of staking rewards
Custody and infrastructure	Built with BitGo infrastructure + Marinade Select protocol	Institutional custody via Fidelity's infrastructure
Launch date	November 18, 2025	November 18, 2025
Regulatory structure	Exchange-traded product (ETP) not under 1940 Act standard ETF registration	Exchange-traded product with full institutional backing
Investor accessibility	Trades on NASDAQ (or similar U.S. exchange)	Trades on NYSE Arca (U.S. exchange)

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TECHNICAL ANALYSIS 3 MIN READ

Solana (SOL) Price Creates Bullish Pattern After Staking ETFs Go Live — What's Next May Shock You

PUBLISHED 14 HOURS AGO
BY [illegible] | EDITED BY [illegible]



Has Solana Bottom Or Will it Crash Further? | Credit: Hameem Sarwar

KEY TAKEAWAYS

- Solana's (SOL) ETF with staking went live on Nov. 18.
- The SOL price created a bullish engulfing candlestick.
- Will the positive Solana news trigger a breakout?

Fidelity Investments has launched its new Exchange-Traded Fund (ETF) with staking capabilities. The Fidelity SOL Fund (FSOL) includes staking rewards, similar to those from Bitwise and Grayscale.

Canary Capital debuted its own ETF yesterday, confirming that the race for Solana exposure is heating up.

Following this positive news, the Solana price formed a bullish candlestick, confirming both horizontal and diagonal support levels.

Although SOL still trades within the confines of its pattern, the bullish engulfing candlestick could be the first step toward an eventual breakout and new highs.

Solana Creates Bullish Pattern

The SOL price has fallen by nearly 50% since its cycle high of $254 on Sept. 18. The decrease has been gradual, combining periods of sharp and gradual falls with choppy upward movement.

Solana's price action has also created a descending wedge, c
pattern.

Canary Marinade Solana ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/solc/.